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EXHIBIT 23.1

JAY J. SHAPIRO,CPA.
A professional corporation



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Form S-8 Registration Statement of Global Medical Products Holdings, Inc. and Subsidiaries our reports for the year ended December 31, 2002 dated July 20, 2003 and the quarter ended March 31, 2003(unaudited) dated July 25, 2003, relating to the financial statements of Global Medical Products Holdings, Inc. and Subsidiaries which appear in such Form S-8, and to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/ JAY J. SHAPIRO,CPA.

JAY J. SHAPIRO,CPA.
A professional corporation

July 31, 2003
Los Angeles, California